Exhibit 99.2

OLD NATIONAL BANCORP
1999 EQUITY INCENTIVE PLAN
"PERFORMANCE-BASED" RESTRICTED STOCK AWARD AGREEMENT

THIS AWARD AGREEMENT (the "Agreement"), made and executed as of the 24th day of January, 2008, between Old National Bancorp, an Indiana corporation (the "Company"), and ____________________, an officer or employee of the Company or one of its Affiliates (the "Participant").

WITNESSETH:

WHEREAS, the Company has adopted the Old National Bancorp 1999 Equity Incentive Plan (the "Plan") to further the growth and financial success of the Company and its Affiliates by aligning the interests of Participants, through the ownership of Shares and through other incentives, with the interests of the Company's shareholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants; and

WHEREAS, it is the view of the Company that this goal can be achieved by granting Restricted Stock to eligible officers and other key employees; and

WHEREAS, the Participant has been designated by the Compensation Committee as an individual to whom Restricted Stock should be granted as determined from the duties performed, the initiative and industry of the Participant, and his or her potential contribution to the future development, growth and prosperity of the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Participant agree as follows:

    Award of Restricted Stock

    The Company hereby awards to the Participant _______________________ (__________) Shares of performance-based Restricted Stock (hereinafter, the "Restricted Stock"), subject to the terms and conditions of this Agreement and the provisions of the Plan. This award will be earned if target level performance is achieved. All provisions of the Plan, including defined terms, are incorporated herein and expressly made a part of this Agreement by reference. The Participant hereby acknowledges that he or she has received a copy of the Plan.

    Performance Goals

    Except as otherwise provided in Sections 4 and 5 of this Agreement, the Restricted Stock will be treated as earned to the extent the Performance Goals specified in Exhibit A are satisfied. To the extent the Performance Goals are not satisfied (with the result that either no Shares or less than all Shares of Restricted Stock have been earned), then the unearned Shares will be forfeited, effective as of the last day of the Performance Period, regardless of whether the Period of Restriction has otherwise lapsed under Section 3 of this Agreement. To the extent that the Performance Goals are exceeded, the participant will earn 100% of the Shares awarded in Section 1, plus the participant will be awarded additional Shares in accordance with the schedule set forth in Exhibit A (Calculation of Performance) as soon as administratively feasible (and not more than 30 days) after the end of the Period of Restriction. For example, if the Weighted Average Performance Level is 130%, the participant will be awarded additional Shares equal to 30% of the Shares awarded in Section 1. Notwithstanding the preceding provisions on this Section, the Compensation Committee may, in its discretion, reduce the number of Shares treated as earned, if it determines that a significant corporate transaction or other event during the Performance Period, either alone or in combination with other transactions or events, has distorted the intent of one or more of the Performance Goals.

    Period of Restriction

    The Period of Restriction shall begin on the Grant Date and lapse, except as otherwise provided in Sections 2, 4 and 5 of this Agreement, on February 1, 2011.

    Change in Control

    Notwithstanding any other provision of this Agreement, any Shares of Restricted Stock, as stated in Section 1, which have not been earned or are subject to the Period of Restriction, shall be treated as fully earned and the Period of Restriction shall lapse upon a Change in Control of the Company as provided in Section 12.1 of the Plan.

    Termination of Service

    Notwithstanding any other provision of this Agreement, in the event of the Participant's Termination of Service due to death, Disability or Retirement, the following shall apply:

    (a) If the Participant's Termination of Service is due to death, the (i) Period of Restriction shall lapse, and (ii) the Shares shall be treated as earned, at the "Target" level specified in Exhibit A, effective as of the date of death.

    (b) If the Participant's Termination of Service is due to Disability or Retirement, (i) he shall continue to be treated as a Participant, (ii) the Period of Restriction shall lapse at the time specified in Section 3 of this Agreement, and (iii) the Shares shall be treated as earned to the extent the applicable Performance Goals are satisfied; provided, however, that if the Participant dies prior to the end of the Period of Restriction, then the provisions of subsection (a) of this Section 5 shall apply.

    Unless otherwise determined by the Committee in its sole discretion, in the event of the Participant's Termination of Service for any other reason, any Shares of Restricted Stock which have not been earned and/or with respect to which the Period of Restriction has not lapsed, shall be forfeited effective as of the date of the Participant's Termination of Service.

    Dividends on Restricted Stock

    During the Period of Restriction, the Participant shall be entitled to receive any cash dividends paid with respect to the Shares of Restricted Stock, regardless of whether such Shares have been earned or the Period of Restriction has not lapsed. All stock dividends paid with respect to Shares of Restricted Stock shall be (a) added to the Restricted Stock, and (b) subject to all of the terms and conditions of this Agreement and the Plan.

    Voting Rights

    During the Period of Restriction, the Participant may exercise all voting rights with respect to the Shares of Restricted Stock as if he or she is the owner thereof.

    Participant's Representations

    The Participant represents to the Company that:

    (a) The terms and arrangements relating to the grant of Restricted Stock and the offer thereof have been arrived at or made through direct communication with the Company or person acting in its behalf and the Participant;

    (b) The Participant has received a balance sheet and income statement of the Company and as an officer or key employee of the Company:

    (i) is thoroughly familiar with the Company's business affairs and financial condition and

    (ii) has been provided with or has access to such information (and has such knowledge and experience in financial and business matters that the Participant is capable of utilizing such information) as is necessary to evaluate the risks, and make an informed investment decision with respect to, the grant of Restricted Stock; and

    (c) The Restricted Stock is being acquired in good faith for investment purposes and not with a view to, or for sale in connection with, any distribution thereof.

    Income and Employment Tax Withholding

    All required federal, state, city and local income and employment taxes which arise on the satisfaction of the Performance Goals and the lapse of the Period of Restriction shall be satisfied through the (a) withholding of the Shares required to be issued under Section 11, or (b) tendering by the Participant of Shares which are owned by the Participant, as described in Section 6.6(a) of the Plan. The Fair Market Value of the Shares to be withheld or tendered shall be equal to the dollar amount of the Company's aggregate withholding tax obligations, calculated as of the day prior to the day on which the Period of Restriction ends.

    Nontransferability

    Until the end of the Period of Restriction, the Restricted Stock cannot be (i) sold, transferred, assigned, margined, encumbered, bequeathed, gifted, alienated, hypothecated, pledged or otherwise disposed of, whether by operation of law, whether voluntarily or involuntarily or otherwise, other than by will or by the laws of descent and distribution; or (ii) subject to execution, attachment or similar process. Any attempted or purported transfer of Restricted Stock in contravention of this Section 10 or the Plan shall be null and void ab initio and of no force or effect whatsoever.

    Issuance of Shares

    At or within a reasonable period of time (and not more than 30 days) following execution of this Agreement, the Company will issue, in book entry form, Shares representing the Restricted Stock granted pursuant to Section 1 of this Agreement. As soon as administratively practicable following the date on which such Shares of Restricted Stock are earned and the Period of Restriction lapses, the Company will remove the restrictions with respect to the number of such Shares that have been earned, as determined pursuant to Exhibit A, less any withholdings required by Section 9 of this Agreement. At the same time, the Company will issue, either in book entry form or by other means, any additional Shares that the participant has earned pursuant to Section 2 of this Agreement, as determined pursuant to Exhibit A, less any withholdings required by Section of this Agreement. In the event of the Participant's death before the Shares are issued, a stock certificate will be issued to the Participant's Beneficiary or estate in accordance with Section 14.7 of the Plan.

    Notwithstanding the foregoing provisions of this Section 11, the Company will not be required to issue or deliver any certificates for Shares prior to (i) completing any registration or other qualification of the Shares, which the Company deems necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body; and (ii) obtaining any approval or other clearance from any federal or state governmental agency or body, which the Company determines to be necessary or advisable. The Company has no obligation to obtain the fulfillment of the conditions specified in the preceding sentence. As a further condition to the issuance of certificates for Shares, the Company may require the making of any representation or warranty which the Company deems necessary or advisable under any applicable law or regulation. The issuance of Shares pursuant to this Section shall be delayed to the extent that such issuance would violate federal securities law or other applicable law, in which case the Company shall issue such Shares as soon as administratively feasible (and not more than 30 days) after such issuance would no longer violate such laws.

    Notwithstanding the preceding provisions of this Section or any other provision of this Agreement, no Shares of Restricted Stock shall be transferred to the Participant to the extent that the Compensation Committee has determined that such transfer would result in the Participant's compensation for the year exceeding the applicable compensation limit under Code Section 162(m). Shares of Restricted Stock whose transfer is affected by the preceding sentence shall be transferred to the Participant on the earliest date thereafter on which the transfer would not, in the Compensation Committee's judgment, result in the Participant's compensation for the year exceeding the applicable compensation limit under Code Section 162(m).

    Mitigation of Excise Tax

    Except to the extent otherwise provided in a written agreement between the Company and the Participant, the Restricted Stock issued hereunder is subject to reduction by the Committee for the reasons specified in Section 14.10 of the Plan.

    Indemnity

    The Participant hereby agrees to indemnify and hold harmless the Company and its Affiliates (and their respective directors, officers and employees), and the Committee, from and against any and all losses, claims, damages, liabilities and expenses based upon or arising out of the incorrectness or alleged incorrectness of any representation made by the Participant to the Company or any failure on the part of the Participant to perform any agreements contained herein. The Participant hereby further agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers and employees) from and against any tax liability, including without limitation, interest and penalties, incurred by the Participant in connection with his or her participation in the Plan.

    Financial Information

    The Company hereby undertakes to deliver to the Participant, at such time as they become available and so long as the Period of Restriction has not lapsed and the Restricted Stock has not been forfeited, a balance sheet and income statement of the Company with respect to any fiscal year of the Company ending on or after the date of this Agreement.

    Changes in Shares

    In the event of any change in the Shares, as described in Section 4.5 of the Plan, the Committee will make appropriate adjustment or substitution in the Shares of Restricted Stock, all as provided in the Plan. The Committee's determination in this respect will be final and binding upon all parties.

    Effect of Headings

    The descriptive headings of the Sections and, where applicable, subsections, of this Agreement are inserted for convenience and identification only and do not constitute a part of this Agreement for purposes of interpretation.

    Controlling Laws

    Except to the extent superseded by the laws of the United States, the laws of the State of Indiana, without reference to the choice of law principles thereof, shall be controlling in all matters relating to this Agreement.

    Counterparts

This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which collectively will constitute one and the same instrument.

IN WITNESS WHEREOF, the Company, by its officer thereunder duly authorized, and the Participant, have caused this Restricted Stock Award Agreement to be executed as of the day and year first above written.

PARTICIPANT
Accepted by: ______________________________ Signature	Date: ________________________
_________________________________ Printed Name

OLD NATIONAL BANCORP

By:___________________________________
Allen R. Mounts
EVP, Chief Administrative Officer
Old National Bancorp

EXHIBIT A

Grant Date: January 24, 2008

Shares of Restricted Stock Awarded: See Section 1 of the Agreement

Performance Period: January 1, 2008 through December 31, 2010

OVERVIEW

To continue its objective of focusing the executive officers on creation of stockholder value, Old National Bancorp's Compensation Committee has approved a 3-year Performance Based Restricted Stock award to executive officers, which could be earned on December 31, 2010 based on the collective results of the following three performance factors:

  Earnings Per Share (EPS) Growth
  Total Revenue (defined as net interest income and total non-interest income, as reflected in year end financial statements) Growth
  Net Charge Off Ratio

DEFINITION OF PERFORMANCE FACTORS

Earnings Per Share (EPS):

Earnings Per Share is defined as GAAP EPS, disregarding, however, extraordinary items and non-recurring charges, both as determined under GAAP, recognized in a period after the quarter ending December 31, 2007.

Total Revenue:

The sum of net interest income and total non-interest income (as reflected in year-end financial statements), disregarding, however, extraordinary items, as determined under GAAP, recognized in a period after the quarter ending December 31, 2007.

Net Charge Off Ratio:

Net Charge Off Ratio is defined as the three year average ratio of Net Charge Offs to Average Loans for the periods ending 2008, 2009 and 2010.

PERFORMANCE WEIGHTS

"Performance Weight" equals the relative importance of each performance measure in evaluating performance and determining the number of Performance Based Restricted Shares earned. The following weight has been assigned to each performance factor:

EPS Growth	Revenue Growth	Net Charge Off Ratio
50%	25%	25%

CALCULATION OF PERFORMANCE

For each Performance Factor, the performance level (1) will be determined at the end of the performance period. The performance level will then be multiplied times the Performance Weight for each Performance Factor, resulting in Old National's Weighted Average Performance Level. (1) The table below shows the percent of the Shares Awarded (Section 1 of Agreement) that may be earned at various performance levels:

Performance Range	2010 GAAP EPS	2010 Total Revenue ($000)	Net Charge Off Ratio (3yr Average)	Performance Level
MAXIMUM	$1.44	$479,262	0.200%	200%
	1.43	477,013	0.208%	192%
	1.42	474,765	0.215%	185%
	1.41	472,516	0.223%	177%
	1.40	470,268	0.231%	169%
	1.39	468,019	0.238%	162%
	1.38	465,771	0.246%	154%
	1.37	463,522	0.254%	146%
	1.36	461,274	0.262%	138%
	1.35	459,025	0.269%	131%
	1.34	456,777	0.277%	123%
	1.33	454,528	0.285%	115%
	1.32	452,280	0.292%	108%
TARGET	$1.31	450,031	0.300%	100%
	1.30	448,254	0.315%	94%
	1.29	446,476	0.331%	88%
	1.28	444,699	0.346%	83%
	1.27	442,921	0.362%	77%
	1.26	441,144	0.377%	71%
	1.25	439,367	0.392%	65%
	1.24	437,589	0.408%	60%
	1.23	435,812	0.423%	54%
	1.22	434,035	0.438%	48%
	1.21	432,257	0.454%	42%
	1.20	430,480	0.469%	37%
	1.19	428,702	0.485%	31%
MINIMUM	$1.18	426,925	0.500%	25%

Example: * The results for a given Performance Factor will be reduced to the next lowest level if the final financial result does not equal one of the levels listed in the above schedule. For Example:

	2010 GAAP EPS	2010 Total Revenue ($000)	Net Charge Off Ratio (3yr Avg)	Total
Actual Results	$1.34	444,800	0.40%
Performance Level (a)	123%	83%	60%
Factor Weight (b)	50%	25%	25%
Weighted Performance (a times b)	61.5%	20.8%	15.0%	97.3%

Restricted Shares Granted				1,000
Restricted Shares Earned				973

TIMING OF AWARD DETERMINATION

Once performance results for Old National are known and approved by the auditors, the Compensation Committee will review and approve the final performance results for the each performance factor. The final determination of the results including action related to determining the overall final Performance Level will occur on or before February 1, 2011.